UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2006

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip code)

720-888-1000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Senior Note Offering

On December 28, 2006, Level 3 issued a press release relating to its wholly owned, first tier subsidiary Level 3 Financing, Inc., raising $650 million aggregate principal amount of 9.25% Senior Notes due 2014 in a private offering to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933 and outside the United States under Regulation S under the Securities Act of 1933. The senior notes offered represent an additional offering of the 9.25% Senior Notes due 2014 that were issued on October 30, 2006. The notes offered in this offering were offered as additional notes under the same indenture as the 9.25% Senior Notes issued on October 30, 2006, and will be treated under that indenture as a single series of notes with the outstanding 9.25% Senior Notes. The senior notes were priced at 101.75% of the principal amount plus accrued interest from October 30, 2006. The closing of the offering took place on December 28, 2006.

The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full.

On December 28, 2006, Level 3, Level 3 Financing, Inc. and the initial purchasers of the senior notes entered into a registration rights agreement (the “Registration Agreement”) regarding the senior notes pursuant to which Level 3 and Level 3 Financing, Inc. agreed to file an exchange offer registration statement with the Securities and Exchange Commission. The Registration Agreement is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference as if set forth in full. The descriptions of the material terms of that agreement are qualified in their entirety by reference to such exhibit.

Tender Offer and Consent Solicitation

On December 28, 2006, Level 3 announced that, as part of its previously announced tender offer and consent solicitation for Level 3 Financing, Inc.’s 10.75% Notes (the “10.75% Notes”), as of 5:00 p.m., New York City time, on December 27, 2006 (the “Consent Time”), Level 3 had accepted tenders and consents for approximately $497 million in total principal amount of 10.75% Notes, representing approximately 99.3% of the aggregate principal amount outstanding of all 10.75% Notes. Holders of 10.75% Notes validly tendered prior to the Consent Time and accepted for purchase by Level 3 will receive the total consideration of $1,092.21 per $1,000 principal amount of the 10.75% Notes, which includes $1,062.21 as the purchase price and $30 as a consent payment. The tender offer is scheduled to expire at 5:00 p.m., New York City time, on January 11, 2007, unless extended or earlier terminated.

A press release relating to that announcement is attached hereto as Exhibit 99.2.

In connection with the tender offer and related consent solicitation, on December 27, 2006, Level 3 Financing, Inc. entered into a Supplemental Indenture supplementing the Indenture, dated as of October 1, 2003, among Level 3, as Guarantor, Level 3 Financing, Inc., as Issuer, and The Bank of New York, as Trustee, relating to the 10.75% Notes (the “10.75% Note Indenture”). The Supplemental Indenture was entered into among Level 3, Level 3 Financing, Inc., Level 3 Communications, LLC and The Bank of

New York, as Trustee. Pursuant to the Supplemental Indenture, the 10.75% Note Indenture is amended to eliminate substantially all of the covenants, certain repurchase rights and certain events of default and related provisions contained in the 10.75% Note Indenture.

The Supplemental Indenture is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference as if set forth in full.

This report is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to the 10.75% Notes. The Tender Offer may only be made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

None

(b) Pro Forma Financial Information

None

(c) Shell Company Transactions

None

(d) Exhibits

4.1	Registration Agreement, dated December 28, 2006, among Level 3 Communications, Inc., Level 3 Financing, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC relating to Level 3 Financing, Inc.’s 9.25% Senior Notes due 2014.

4.2	Supplemental Indenture, dated as of December 27, 2006, among Level 3 Communications, Inc., Level 3 Financing, Inc., Level 3 Communications, LLC and The Bank of New York as Trustee, supplementing the Indenture dated as of October 1, 2003, among Level 3 Financing, Inc., as Issuer, Level 3 Communications, Inc., as Guarantor, and The Bank of New York as Trustee, relating to Level 3 Financing, Inc.’s 10.75% Senior Notes due 2011.

99.1	Press Release dated December 28, 2006, relating to the completion of the offering of 9.25% Senior Notes due 2014.

99.2	Press Release dated December 28, 2006, relating to the receipt of requisite consents in Level 3’s tender offer and consent solicitation for Level 3 Financing, Inc.’s 10.75% Senior Notes due 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: December 28, 2006